EXHIBIT 10.41

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                               IMNET SYSTEMS, INC.

                          1997 LONG-TERM INCENTIVE PLAN
                          -----------------------------

520758.1

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                                                 TABLE OF CONTENTS


                                                                          PAGE


SECTION 1      GENERAL....................................................  1

         1.1.  Purpose....................................................  1
         1.2.  Participation..............................................  1

SECTION 2      OPTIONS AND SARS...........................................  1

         2.1.  Definitions of Options and SARS............................  1
         2.2.  Exercise Price ............................................  2
         2.3.  Exercise ..................................................  2
         2.4.  Payment of Option Exercise Price ..........................  2
         2.5.  Expiration Date ...........................................  3
         2.6.  Settlement of Award .......................................  3

SECTION 3      OTHER STOCK AWARDS.........................................  4

         3.1.  Definition ................................................  4
         3.2.  Restrictions on Stock Awards ..............................  4

SECTION 4      OPERATION AND ADMINISTRATION...............................  4

         4.1.  Effective Date ............................................  4
         4.2.  Shares Subject to Plan.....................................  4
         4.3.  Limit on Distribution .....................................  6
         4.4.  Tax Withholding ...........................................  6
         4.5.  Payment in Shares .........................................  7
         4.6.  Dividends and Dividend Equivalents  .......................  7
         4.7.  Payments ..................................................  7
         4.8.  Transferability ...........................................  7
         4.9.  Form and Time of Elections ................................  7
         4.10. Agreement With Company.....................................  7
         4.11. Limitation of Implied Rights...............................  7
         4.12. Evidence ..................................................  8
         4.13. Action by Company or Related Company ......................  8
         4.14. Gender and Number .........................................  8
         4.15. Change of Control .........................................  8
         4.16. Liability for Cash Payment ................................  9
         4.17. Governing Law .............................................  9

SECTION 5      COMMITTEE..................................................  9

         5.1.  Administration ............................................  9

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         5.2.  Selection of Committee ....................................  9
         5.3.  Powers of Committee .......................................  9
         5.4.  Delegation by Committee.................................... 10
         5.5.  Information to be Furnished to Committee..................  10

SECTION 6      AMENDMENT AND TERMINATION.................................. 11

         6.1.  Board of Directors......................................... 11
         6.2.  Committee.................................................. 11

SECTION 7      DEFINED TERMS.............................................. 11

SECTION 8      UNFUNDED STATUS OF THE PLAN................................ 13


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                               IMNET SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN

                                    SECTION 1

                                     GENERAL

     1.1. PURPOSE. The IMNET Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") has been established by IMNET Systems, Inc. (the "Company") (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long- range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

                                    SECTION 2

                                OPTIONS AND SARS

     2.1. DEFINITIONS OF OPTIONS AND SARS.

         (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

         (b) To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

         (c) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.6), value equal to all or a portion of the

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               excess of: (a) the Fair  Market  Value of a  specified  number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the greater of 100% of the Fair Market Value or the par value of a share of Stock as of the Pricing Date. However, if the Participant owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its subsidiary or parent corporations, the Exercise Price of an Incentive Stock Option granted to such Participant shall not be less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

     2.3. EXERCISE. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

     2.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5. EXPIRATION DATE. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Option is granted;

         (b) if the Participant's date of termination occurs by reason of death or Disability, the one- year anniversary of such date of termination;

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        (c)    if the  Participant's  date of  termination  occurs  by reason of
               Retirement or Early Retirement, the three-year anniversary of such date of termination;

         (d) if the Participant's date of termination occurs for Cause, the date of termination; or

         (e) if the Participant's date of termination occurs for reasons other than Cause, Retirement, Early Retirement, death or Disability, the 30-day anniversary of such date of termination.

Notwithstanding the foregoing provisions of this subsection 2.5, if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, as determined by the Committee, provided that it is not later than the first anniversary of the date of death.

     2.6. SETTLEMENT OF AWARD. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies and may waive any such conditions, restrictions and contingencies, at or after grant, or otherwise accelerate the vesting of any Option or SAR, at any time, in its discretion with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                    SECTION 3

                               OTHER STOCK AWARDS

     3.1. DEFINITION. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

     3.2. RESTRICTIONS ON STOCK AWARDS. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).


520758.1
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                                    SECTION 4

                          OPERATION AND ADMINISTRATION

     4.1. EFFECTIVE DATE. Subject to the approval of the stockholders of the Company at the Company's next annual meeting of its stockholders, the Plan shall be effective as of the date such approval is obtained (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by stockholders.

     4.2. SHARES SUBJECT TO PLAN.

          (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 875,000 shares of Stock;

              (ii)  Any  shares  of  Stock  granted  under  the  Plan  that  are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

              (iii) If the Exercise  Price of any stock option granted under the
                    Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

               (iv) Shares  of Stock  delivered  under  the Plan in  settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

          (b) Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

                (i) The maximum  number of shares of Stock that may be issued by
                    Options intended to be Incentive Stock Options shall be 800,000 shares.

               (ii) The maximum  number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall be 500,000 shares.

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              (iii) The  maximum  number of shares that may be covered by Awards
                    granted  to  any  one  individual   pursuant  to  Section  2
                    (relating to Options and SARs) shall be 300,000 shares during any consecutive 12 month period.

               (iv) The maximum  payment that can be made for Awards  granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $2,000,000 for any single or combined performance goals established for any annual performance period. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

          (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), and subject to Section 4.15 hereof, the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     4.3. LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. TAX WITHHOLDING. Whenever the Company proposes, or is required, to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

     4.5. PAYMENT IN SHARES. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

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     4.6.  DIVIDENDS  AND  DIVIDEND  EQUIVALENTS.   An  Award  may  provide  the
Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7. PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

     4.8. TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10. AGREEMENT WITH COMPANY. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     4.11. LIMITATION OF IMPLIED RIGHTS.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related
               Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

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     4.12.  EVIDENCE.  Evidence  required  of  anyone  under  the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.13. ACTION BY COMPANY OR RELATED COMPANY. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

     4.14. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.15. CHANGE OF CONTROL. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Change of Control Transaction") while unexercised Options are outstanding under the Plan, after the effective date of a Change of Control Transaction each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Change of Control Transaction based upon the agreed upon conversion ratio or per share distribution. However, any limitations on exercisability of Options owned by executive officers of the Company shall be waived, and Options of non-executive officers may be waived (in the discretion of the Committee), so that all such Options, from and after a date prior to the effective date of such Change of Control Transaction shall be exercisable in full. Furthermore, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an Option during a 15-day period preceding the effective date of such Change of Control Transaction. Any outstanding Options not exercised within such 15-day period may be cancelled by the Committee as of the effective date of any such Change of Control Transaction, as specified in the 15-day notice. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     4.16. LIABILITY FOR CASH PAYMENT. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     4.17. GOVERNING LAW. This Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with (i) the laws of the State of Georgia, excluding its conflict of law provisions and its General Business Corporation Code, (ii) the applicable corporation law, which shall be the General Business Corporation Law of Delaware.


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                                    SECTION 5

                                    COMMITTEE

     5.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

     5.2. SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

     5.3. POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to Section 4.15 and the restrictions imposed by Section 6) to cancel or suspend Awards or accelerate any provisions, including vesting provisions, thereof, in making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at or after the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such

520758.1
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



               reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     5.4. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.5. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                    SECTION 6

                            AMENDMENT AND TERMINATION

     6.1. BOARD OF DIRECTORS. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2(c) (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Furthermore, the Board may not amend the provisions of Section 2.2 hereof to reduce the minimum Exercise Price or change the persons eligible to receive Incentive Stock Options, nor may the Board increase the number of shares reserved under the Plan, or change the maximums set forth in Subsection 4.2(b), unless it obtains stockholder approval. Subject to the foregoing, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     6.2. COMMITTEE. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to subsection 4.2 (relating to certain adjustments to shares) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary granted under the Plan prior to the date such amendment is adopted by the Committee under any Award. [The Committee may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices.]

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




                                    SECTION 7

                                  DEFINED TERMS

     7.1. For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) AWARD. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

         (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.


         (c)   CAUSE.   The  term  "Cause"  means  a  felony   conviction  of  a
               Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or other unauthorized activity which, in the good faith opinion of the Committee, is directly and materially harmful to the business or reputation of the Company or a Related Company.

         (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (e)   EARLY  RETIREMENT.   The  term  "Early   Retirement"  shall  mean
               retirement, with the express written consent of the Company, approved by the Committee, of a Participant from active employment with the Company and any Related Company.

         (f) ELIGIBLE INDIVIDUAL. The term "Eligible Individual" shall mean any employee of the Company or a Related Company, and any director, consultant or other person providing key services to the Company or a Related Company.

         (g) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

                (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including the Nasdaq National Stock Market), then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

               (ii) If the  Stock  is not at the  time  listed  or  admitted  to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general

520758.1
                                       10
                    circulation   selected  by  the   Committee   and  regularly
                    reporting the market price of Stock in such market.

              (iii) If the Stock is not  listed or  admitted  to  trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

          (h) RELATED COMPANY. The term "Related Company" means any company (i) during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company, or (ii) any company or other business venture in which the Company has a significant business interest, as determined in the discretion of the Committee.

          (i) RETIREMENT. The term "Retirement" shall mean retirement from active employment with the Company and any Related Company on or after age 65.

          (j) STOCK. The term "Stock" shall mean shares of common stock of the Company.

                                    SECTION 8

                           UNFUNDED STATUS OF THE PLAN

     8.1. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.



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                                       11